UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2010

Discover Card Master Trust I

(Exact name of issuing entity as specified in charter)

Discover Bank

(Exact name of sponsor and depositor as specified in charter)

Delaware	000-23108	51-0020270
(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

c/o Discover Bank 12 Reads Way New Castle, Delaware	19720
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (302) 323-7315

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 15, 2010, the commencement of the Accumulation Periods for certain series of Discover Card Master Trust I certificates was delayed, pursuant the terms of the Second Amended and Restated Pooling and Servicing Agreement, dated as June 4, 2010, as amended, by and between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, and the applicable series supplements thereto.

Series 2006-1, Subseries 2. The commencement of the Accumulation Period for Series 2006-1, Subseries 2 was delayed until the first day of the Due Period related to the February 2011 Distribution Date.

Series 1996-4. The commencement of the Accumulation Period for Series 1996-4 was delayed until the first day of the Due Period related to the April 2011 Distribution Date.

Series 2007-3, Subseries 2; Series 2006-2, Subseries 2; Series 2006-3. The commencement of the Accumulation Period for each of Series 2007-3, Subseries 2; Series 2006-2, Subseries 2; and Series 2006-3 was delayed until the first day of the Due Period related to the June 2011 Distribution Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank
(as Depositor of Discover Card Master Trust I)

Date: October 6, 2010	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Treasurer